As filed with the Securities and Exchange Commission on June 28, 2000

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                C.A.T.-N-K., Inc.
                 (Name of small business issuer in our charter)
                              --------------------
   Texas                                6770                    75-2679524
(State of jurisdiction of       (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)
                                   --------------------
             223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104;
           (972) 293-1151 (Address, including zip code, and telephone number, including area code, of
                    registrant's principal executive offices)

                  Calvin K. Mees, President, 223 East FM 1382,
                      Suite 12720, Cedar Hill, Texas 75104;
                                 (972) 293-1151

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and name, address and telephone number of agent for service)

                          Copies of Communications to:
                             Kevin S. Woltjen, P.C.
                          900 Jackson Street, Suite 600
                               Dallas, Texas 75202
                             Telephone: 214-712-5673
                             Facsimile: 214-712-5674

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this Prospectus is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Prospectus is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Prospectus is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
                                          Amount of             Proposed             Proposed
      Title of each class of            securities to           offering             maximum               Amount of
         securities to be               be registered          price per            aggregate            registration
            registered                                           share            offering price              fee
-----------------------------------  --------------------  ------------------ ----------------------  -------------------
         Common stock, par

      value $0.001 per share              1,000,000              $0.10               $100,000                26.40
===================================  ====================  ================== ======================  ===================

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            PROSPECTUS SUBJECT TO COMPLETION DATED ___________, 2000

                                1,000,000 SHARES
                                C.A.T.-N-K., INC.
                                  COMMON STOCK

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     The delivery of this Prospectus or a sale of the mentioned securities shall not create an implication that there has been any change in the information in this Prospectus. If a material change does occur, however, this Prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

     Our common stock has never been traded or been quoted over-the-counter or on any exchange.

     We were incorporated as C.A.T.-N-K., Inc. to develop the Travel Enhanced Network ("iTravel10.com"), an Internet website which provided for the sharing of travel information between the public, a network of travel agencies and preferred travel suppliers. We are no longer actively involved in the travel industry and have had limited operations to date. We are a blank check company as defined in Rule 419 of Regulation C under the Securities Act of 1933.

     This Prospectus relates to our offer and sale of a maximum of 1,000,000 shares of our common stock, $0.001 par value. Because we are a blank check company, this offering is subject to the provisions of Rule 419. Accordingly, the offering proceeds, less 10% of the deposited funds which will be delivered to us, and the securities purchased by investors will be held in an escrow account pursuant to Rule 419.

     We will not receive any of the funds deposited into the escrow account until a specified type of acquisition has been made. Pursuant to Rule 419, a Re-Offer Prospectus describing the acquisition candidate, including the candidate's audited financial statements, must be delivered to all investors prior to consummation of an acquisition. Unless a sufficient number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) elect to remain investors, all investors will be entitled to the return of a pro-rata portion of the deposited funds (and any interest earned or dividends paid thereon) and none of the deposited securities will be issued to investors. If a sufficient number of investors elect to remain investors, the acquisition described in the Re-Offer Prospectus will be consummated; however, we must return the pro-rata portion of the deposited funds (and any interest earned or dividends paid thereon) to any investor who does not elect to remain an investor. In the event an acquisition is not consummated within 18 months of the effective date of the registration statement of which this Prospectus is a part, the deposited funds (and any interest earned or dividends paid thereon) will be returned to investors. See "Investors' Rights and Substantive Protection under Rule 419."

     These securities are highly speculative, involve a high degree of risk and immediate substantial dilution. See "Risk Factors" beginning on page 12. Neither the

Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares are being offered directly by us on a best efforts basis. See "Distribution of Securities." All offers and sales of shares shall be effected only by our officers and directors who are not required to register as broker/dealers and each is permitted to offer securities under applicable local law. See "Risk Factors."

                PROHIBITION AGAINST SELLING DEPOSITED SECURITIES

     No public trading market for the common stock exists. Rule 15g-8 under the Exchange Act makes it unlawful for any person to sell or offer to sell the securities deposited in an escrow account (or any interest in or related to the deposited securities). Thus, investors are prohibited from making any arrangements to sell the deposited securities until they are released from the escrow account.

     We have no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading marking for the common stock offered hereby. Management does not intend to undertake any efforts to cause a market to develop in the common stock until such time as we have successfully implemented our business plan described herein. There can be no assurance that any trading market in the shares will develop hereafter, or if it does develop, that it will be sustained.

     The public offering price has been arbitrarily determined by us and bears no relationship to our assets, prospective earnings, book value or any other recognized criteria of value. This offering will be conducted by us without the use of a professional underwriter or securities dealer. See "Risk Factors" and "Distribution of Securities."

                           STATE SECURITIES REGULATION

     This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of these securities in a jurisdiction where it is unlawful to make such an offer or solicitation.

     We intend to offer and sell shares in the states of Colorado and North Dakota, to the extent and pursuant to their respective registration requirements or limited offering exemptions. The shares are offered by us subject to prior sale, acceptance of an offer to purchase, and withdrawal, cancellation or modification of the offer, without notice. We reserve the right to reject any offer in whole or in part, for the purchase of any of the shares offered hereby.

     In order to subscribe for shares, a subscription application and a check made payable to Charter Escrow as escrow agent, must be submitted to us at 223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104.

                              AVAILABLE INFORMATION

     We intend to furnish our stockholders with annual reports containing financial statements audited and reported upon by our independent public accounting firm and intend to make available quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the registration statement, including the exhibits filed therewith, which may be examined at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, where copies may be obtained upon payment of the fees prescribed by the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other documents filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document. We will provide a copy of any of the information we have incorporated by reference free of charge to all persons who receive a Prospectus and request a copy of such information in writing.

     All  offerees  and  subscribers   will  be  asked  to  acknowledge  in  the
subscription agreement that they have read this Prospectus carefully and thoroughly, they were given the opportunity to obtain additional information, and they did so to their satisfaction.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
                                                                               -

ABOUT OUR COMPANY..............................................................1
                                                                               -

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419....................2
                                                                               -

RISK FACTORS...................................................................5
                                                                               -

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ............................12
                                                                              --

USE OF PROCEEDS...............................................................13
                                                                              --

MARKET PRICE FOR OUR COMMON STOCK.............................................13
                                                                              --

BUSINESS......................................................................13
                                                                              --

MANAGEMENT'S DISCUSSION & ANALYSIS & RESULTS OF OPERATION.....................14
                                                                              --

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
     FINANCIAL DISCLOSURE.....................................................17
                                                                              --

MANAGEMENT....................................................................17
                                                                              --

EXECUTIVE COMPENSATION........................................................18
                                                                              --

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................19
                                                                              --

PRINCIPAL STOCKHOLDERS........................................................20
                                                                              --

PLAN OF DISTRIBUTION..........................................................20
                                                                              --

DESCRIPTION OF SECURITIES.....................................................20
                                                                              --

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................21
                                                                              --

LEGAL MATTERS.................................................................21
                                                                              --

EXPERTS.......................................................................21
                                                                              --

WHERE YOU CAN FIND MORE INFORMATION...........................................22
                                                                              --

TRANSFER AGENT AND ESCROW AGENT...............................................22
                                                                              --

FINANCIAL STATEMENTS..........................................................22
                                                                              --

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors beginning on page 5 and our financial statements and the notes to those statements appearing elsewhere in this Prospectus and the information under "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except as otherwise required by the context, references in this Prospectus to "we," "our" and "us" refer to C.A.T.-N-K., Inc.

                                ABOUT OUR COMPANY

     We were incorporated in Texas as C.A.T.-N-K., Inc., on October 21, 1996, to develop an Internet travel website. Due to lack of profitability, we are no longer actively involved in the travel industry and are a development stage company. We intend to effect a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition with a business entity which has not yet been identified. We have not identified any specific business or company for investigation and evaluation and we do not have any agreement, understanding or arrangement to acquire or merge with any specific business or company. Other than general corporate activities, including but not limited to the negotiation and consummation of a business combination, we will not engage in any substantive commercial business immediately following this blank check offering until such time as we have effected a business combination.

     Our executive offices are located at 223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104, and our telephone number is (972) 293-1115.

The Offering

     The offering is being conducted as a blank check offering subject to a variety of conditions imposed by Rule 419. We are offering a maximum of 1,000,000 shares for sale on a best efforts basis at a price of $0.10 per share. To subscribe for shares, a Subscription Application and a check made payable to Charter Escrow as escrow agent, should be forwarded to us at 223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104. All offers and sales of shares will initially be made to residents of the states of Colorado and North Dakota. Offers and sales of shares shall be effected only by our officers and directors who are not required to register as broker/dealers and are permitted to offer securities under applicable local law. No one shall receive any compensation for services in connection with the sales of shares.

     There are 8,000,000 shares of common stock issued and outstanding. Upon completion of this offering, if the maximum number of shares are sold, there will be 9,000,000 shares of common stock issued and outstanding.

     At the completion of this offering, our present shareholders will own approximately 88.2% of the then outstanding shares if the maximum number of shares is sold and assuming they do not acquire any shares in the offering.

     We may, in our sole discretion, terminate the offering at any time prior to the sale of the maximum number of shares.

Rule 419

     We are conducting  the offering as a blank check  offering  subject to Rule
419. Under Rule 419, securities sold by us and funds paid for such securities, will be deposited and held in a Rule 419 escrow until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the deposited funds and deposited securities can be released from escrow, we are required to amend the registration statement of which this Prospectus is part, with a post-effective amendment and furnish it to investors within 5 days after it becomes effective. This post-effective amendment must contain the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements.

     Investors shall have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm his investment and remain an investor or alternatively, require the return of his investment (plus any interest earned or dividends paid thereon), less any amounts delivered to us as permitted under Rule 419. Any investor not making any decision within said 45 day period will automatically have his investment funds returned within 5 business days. If we do not complete an acquisition meeting the specified criteria within 18 months of the effective date, the deposited funds (and any interest earned or dividends paid thereon, but 10% of the offering proceeds which will be delivered to us) must be returned to investors within 5 business days. If the offering period is extended to its limit (180 days), we will have only 12 months in which to consummate a merger or acquisition.

Determination of Offering Price

     The offering price of $0.10 per Share has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among the factors considered by us in determining the offering price were estimates of our business potential, our limited financial resources, the amount of dilution to public investors and the general conditions of the securities market.

           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

     All funds we receive shall be deposited into and held in an escrow account. We shall receive 10% of the offering proceeds immediately. The Escrow is governed by an agreement which provides that the deposited funds and deposited securities be released to us and to the investors, respectively, only after we have:

(1) Executed an agreement for the consummation of a business combination meeting certain prescribed criteria; and

(2) Filed a post-effective amendment to this registration statement which includes the terms of a reconfirmation offer, and other information regarding the acquired business, including its audited financial statements; and

(3) Conducted a reconfirmation offer whereby the requisite number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) have elected to remain stockholders.

     In the event the foregoing conditions are satisfied we will submit a signed representation to the escrow agent that the requirements of Rule 419 have been satisfied and that the business combination has been (or is being) consummated. Upon satisfaction of these conditions, the escrow agent will release the deposited funds to the Company and deposited securities to the investors.

     Due to the many limitations and restrictions relating to this offer, we have entered into an escrow agreement with Charter Escrow which provides, among other things, that:

(1) All funds raised in the offering be deposited into an escrow account maintained by Charter Escrow as escrow agent. The deposited funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors, except for the 10% we will receive, and shall only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

(2) All shares and any other securities issued during the escrow period with respect to such shares, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors shall be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in escrow are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in Escrow may not be transferred, disposed of, nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a court order issued in conjunction with or as part of a divorce judgment.

     Before the deposited funds and the deposited securities can be released, we must execute an agreement to acquire an acquisition candidate(s) meeting specified criteria. The acquisition(s) must involve a business(es) or assets for which the fair value of the business or net assets represents at least 80% of the maximum offering proceeds, excluding underwriting commissions, underwriting expenses, dealer allowances payable to non-affiliates and amounts permitted to be delivered to us. As a condition precedent to consummation of the agreement, it must include a requirement that a sufficient number of investors confirm their investment so as to permit consummation of a business combination satisfying the criteria of Rule 419.

     Once the agreement governing a business combination meeting the above criteria has been executed, we must update the registration statement with a post-effective amendment. The post-effective amendment must contain information required by the applicable registration form concerning the acquired business including financial statements of the acquired business as required thereby, the results of this offering, and the use of the funds disbursed from Escrow. The post-effective amendment must also include the terms of the reconfirmation offer. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from Escrow.

     The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The reconfirmation offer must involve the following:

(1) A copy of the prospectus contained in the post-effective amendment sent to each investor whose securities are held in Escrow within 5 business days after the effective date of the post-effective amendment.

(2) Each investor must be provided with no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

(3) The pro-rata portion of the deposited funds and any related interest or dividends, less the 10% we shall receive, held in escrow on each investor's behalf must be returned to the investor within 5 business days by first class mail or other equally prompt means if we do not receive written notification from such investor within 45 business days following the effective date.

(4) The business combination may be consummated only if a sufficient number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) elect to reconfirm their investment.

(5) If a business combination is not consummated within 18 months after the effective date of the initial registration statement, the deposited funds and any related interest or dividends held in Escrow be returned to all investors on a pro-rata basis within 5 business days by first class mail or other equally prompt means and the Deposited Securities will be returned to us.

     The deposited funds may be released to us and the shares released to investors after:

(a) We have executed an agreement for a business combination for which the fair value of the business represents at least 80% of the maximum offering proceeds and we have filed the required post-effective amendment;

(b) The post-effective amendment has been declared effective, the mandated Reconfirmation Offer having the conditions prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the Reconfirmation Offer;

(c) A sufficient number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) have reconfirmed their investments; and

(d) The business combination described in paragraph (a) above has been consummated.

     Consequently, notwithstanding the fact that investors of a majority of the proceeds raised may be in favor of a prospective business combination, such investors may nevertheless have to accept the return of their investment in accordance with Rule 419, if investors representing more than 20% of the proceeds raised do not reconfirm their investment. Rule 419 further provides that if we do not complete a qualified acquisition within 18 months of the effectiveness of our initial registration statement, all of the deposited funds in the Rule 419 Escrow must be returned to investors.

     If an investor does not reconfirm an investment, his subscription amount (less any amount permitted to be and actually delivered to us) plus any interest earned thereon will be returned. If a business combination is not consummated within 18 months of the date of the Prospectus, his subscription amount (less any amount permitted to be and actually delivered to us) together with interest earned thereon will be returned to each investor in accordance with his subscription agreement.

                                  RISK FACTORS

     An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

                     Risk Factors Specific To Our Operations

Our Limited Operating History Can Provide No Assurances of Future Success.

     We were incorporated to develop the Travel Enhanced Network ("iTravel10.com"), an Internet website which provided for the sharing of travel information between the public, a network of travel agencies and preferred travel suppliers. We are no longer involved in the travel industry and have had limited operations to date. As a result, we are in the early formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time upon which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. We have limited resources and have had no revenues to date.

We Cannot Give Any Assurance That We Will Effect a Business Combination.

     We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture or acquisition of a private entity. We may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation as a possible merger or acquisition candidate.

The Speculative Nature of Our Proposed Operations Makes an Evaluation of Us Very Difficult.

     The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates with any operating history. In the event we complete a business combination, of which there can be no assurance, the success of our operations will be largely dependent upon management of the successor firm or venture partner firm and numerous other factors related to the new business entity.

Competition for Business Opportunities and Combinations May Be Fierce and Prevent the Execution of Our Merger/Acquisition Goals.

     We are, and will continue to be, an insignificant participant in the business of seeking mergers, joint ventures and acquisitions with small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Management's Discretionary Use of Proceeds Prevents a Meaningful Review of the Usages of Funds We Seek to Raise from this Offering.

     Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more particular purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by us relating to the specific allocation of the net proceeds of this offering will permit us to achieve our business objective of effecting a merger or acquisition.

We May Merge with Operations in Foreign Countries and a Meaningful Review of Operational Risks Abroad May Not Be Possible.

     Our business plan is to seek to acquire or merge with potential businesses that may, in the opinion of management, warrant our involvement. Management's discretion is unrestricted, and we may participate in any business whatsoever that may in the opinion of management meet the business objectives discussed herein. Therefore, we may effect a business combination with another business outside the United States. We have not limited the scope of our search to a particular region or country. Accordingly, to the extent that the acquired business may be located or operate in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in such foreign regions and countries. We may not be capable of reviewing the potential operational risks surrounding foreign businesses.

Our Proposed Operations, Even If Successful, Will Likely Result in Engaging in a Business Combination with Only One Business Opportunity, Which Will Prevent Diversification of Risk.

     Our proposed operations, even if successful, will likely result in engaging in a business combination with only one business entity. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We Are Highly Dependent on Our Executive Officers, the Loss of Any of Whom Could Have an Adverse Impact on Our Future Operations.

     We are largely dependent upon the personal efforts of Calvin K. Mees for the successful implementation of our business plan and the execution of our planned merger and/or acquisition operations. The loss of this person could have a material adverse effect upon our business and prospects. We do not presently have key-man life insurance upon the life of any of our officers, directors or key personnel.

Although a Change in Management or Ownership Control May Occur, We Do Not Know If this Will Occur Or, If So, Who Will Assume Control.

     In the event that we effect a business combination by issuing additional common stock, our present stockholders may no longer have control. The successful completion of this transaction could result in a change in our control due to the issuance of a large percentage of our authorized but unissued securities or the sale by the present stockholders of all or a portion of their stock or a combination thereof. Although we have no present plans, understandings or arrangements with respect to any business combination, the successful completion of such a transaction could result in a change in our control. This could result from the issuance of a large percentage of our authorized securities or the sale by the present stockholders of all or a portion of their stock, or a combination thereof. Any change in control may also result in the resignation or removal of our present officers and directors. Since we do not know who may acquire control, we cannot present possible managerial replacements or risks associated with them.

To  the  Extent  the  IRS  or  State  Tax  Authorities   Ultimately  Prevail  in
Recharacterizing the Tax Treatment of a Business Combination, Adverse Tax Consequences May Result Us, the Acquired Business and its Respective Stockholders.

     We will evaluate the possible tax consequences of any prospective business combination and endeavor to structure a business combination to achieve the most favorable tax treatment to us, the acquired business and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service or appropriate state tax authorities will ultimately assent to our tax treatment of a consummated business combination.

We Will Be Required to Satisfy Reporting Requirements, Including Unaudited Financial Statements, Which May Delay, Hinder or Preclude Acquisition.

     We intend to become subject to Section 13 of the Securities Exchange Act of 1934, which requires disclosure of certain information about significant acquisitions, including financial statements for the acquired business entity. Any potential business opportunity must provide audited financial statements for review before we will effect a merger or acquisition. The time and additional costs that may be incurred to prepare such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition. Acquisition prospects that do not have or are unable to obtain the required information may become disinterested in us as a result of these requirements.

Our Capital Requirements May Require Additional Financing Which May Not Be Available.

     We anticipate having sufficient working capital to satisfy our operating expenses for 18 months. However, no assurance may be given that the proceeds from the offering will be sufficient to allow us to realize our goals and engage in a business venture chosen by our management. If our cash resources prove to be insufficient, we may be required to seek additional debt or equity financing to fund the costs of continuing operations until we achieve positive cash flow. We have no current commitments or arrangements for additional financing and there can be no assurance that any additional debt or equity financing will be available to us on acceptable terms, or at all.

We May Acquire a Business With Obligations Requiring Additional Financing.

     An acquired business may already have previously incurred debt or equity financing which it may not be able to satisfy. Such an entity would require an infusion of capital we might not be able to satisfy.

The Possible Need To Finance an Acquired Business May Severely Impair Our Operations.

     We may engage in a business combination with an entity which requires additional financing. To the extent we engage in a business combination with an entity requiring additional financing, such additional financing (which could be derived from the public or private offering of other securities or from the acquisition of debt through conventional bank financing), may not be available.

We Do Not Face Limits in Pursuing Debt Financing Options.

     There are currently no limitations on our ability to borrow funds to effect a business combination or finance the operations of any acquired business. The amount and nature of any attempted borrowings by us will depend on numerous factors, including our capital requirements, our perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial markets as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable or in our best interest.

Our Cash Position May Not Support Any Debt Financing Obligations.

     To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with incurring indebtedness, including a risk of default, foreclosure, acceleration of indebtedness, interest rate fluctuations, demand for payment at times of low cash reserves, and the possible need to seek other financing to satisfy previous financing requirements.

The Possible Issuance of Additional Shares of Our Common Stock May Reduce the Ownership and Voting Power of the Other Stockholders and May Result in a Change of Our Control.

     Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. If we sell all one million shares offered hereby, approximately 91% of our authorized shares of common stock will remain unissued. Our Board of Directors has the power to issue additional shares without stockholder approval. We anticipate issuing a substantial amount of shares to acquire a business interest or other type of property in the future. Although we presently have no commitments, contracts or intentions to issue any additional shares, we may issue shares for the purpose of raising additional capital. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the outstanding shares. If we issue additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of shares may result in a change of our control.

We May Be Deemed to Be Subject to Investment Company Act Considerations Which May Result in Additional Regulatory Restrictions and Costly Obligations.

     The regulatory scope of the Investment Company Act of 1940, as amended, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act.

     Although we intend to take measures to avoid being classified as an investment company, in the event we are deemed to be an investment company, we may become subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event we are characterized as an investment company, our failure to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse affect on us. We intend to take all measures possible to avoid such characterization.

General Liability Exposure.

     We do not carry a general liability insurance policy.

Casualty Loss Exposure.

     We do not possess any property casualty insurance for our office facility located at 223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104.

Risks Associated with an Investment in This Offering.

A Business Entity May Enter Into a Business Combination With Us In an Attempt To Avoid Adverse Consequences of Undertaking Its Own Public Offering.

     We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business entity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities which require full disclosure of business, management and financial statements.

     State, or 'Blue Sky,' laws strictly regulate blank check offerings, which will severely limit the initiation of a trading market in our securities.

Transferability of the shares of common stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities laws restricting the initial sale and subsequent resale of securities of "blank check" companies such as the Company within that state. Many states, while not specifically prohibiting or restricting "blank check" companies, do not register the securities of the Company for sale or resale in their states. We anticipate that a secondary trading market for the Company's securities will only develop, if at all, subsequent to consummation of a Business Combination.

The Offering Price Was Arbitrarily Determined.

     We have arbitrarily determined the offering price at $0.10 per share. The price may not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Factors we considered included our lack of operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, and current market conditions in the over-the-counter market.

We Have Not Declared and Do Not Intend to Declare Dividends.

     Any investor who purchases our common stock should not anticipate receiving any dividends on the common stock at any time in the foreseeable future. Payment of dividends is within the absolute discretion of our board of directors. We have not paid dividends nor, by reason of our contemplated financial requirements, do we anticipate paying any dividends upon our common stock at any time in the future.

The Return of Total Subscription Proceeds Is Not Guaranteed.

     Rule 10b-9 of the Exchange Act provides for a guaranteed return of proceeds in contingent offerings when a certain minimum number of securities offered is not sold. This offering does not qualify as a contingent offering because the securities in this offering are being offered on a best efforts basis. The rights of the subscribers to a return of the subscription proceeds (together with interest thereto) will be governed by Rule 419, which allows for 10% of the proceeds to be released to us. Accordingly, if we file a post-effective amendment describing a business combination, it is possible that if enough investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) reconfirm their investment, to the extent that there are subscribers who do not reconfirm their investment, we may effect the Acquisition with less than the maximum number of shares being distributed to the Stockholders and less than the full amount of the offering proceeds being released to us.

A Secondary Market May Never Develop for Shares of Our Stock and Investors in this Offering May Be Forced to Hold the Shares Indefinitely.

     No public trading market for our common stock has ever existed. We cannot provide any assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. Any future market price of the shares may be affected significantly by factors such as announcements by us or our competitors, variations in our results of operations, and market conditions. Movements in prices of other stocks may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

     We May Sell Shares Pursuant to State Exemptions, Which May Not Facilitate Secondary Trading.

     We intend to attempt to register the securities offered hereby with at least the states of Colorado and North Dakota. The securities registered hereunder have not yet been registered for resale under the securities laws of any state. The holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon new investors to purchase the securities which could reduce the size of the potential market. Some states attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for our securities to be very limited, speculative and unlikely.

Any Future Trading Market in Our Common Stock May Be Diminished by Sales of Shares Which Cannot Currently Be Sold Without Registration or Pursuant to Exemptions from Registration Requirements.

     Of the 100,000,000 shares of our common stock authorized for issuance, 8,000,000 shares are issued and outstanding. All of these are restricted securities as that term is defined under the Act. Therefore, they may only be sold in compliance with Rule 144 of the Act, or pursuant to a registration statement filed under the Act. Investors should be aware that sales of our common stock under Rule 144, or made pursuant to a registration statement filed under the Act, may have a depressive effect on any future market price of our securities which may develop.

Our Common Stock May Be Subject to the Penny Stock Reform Act.   This May Impair
the Development or Continuance of a Trading Market of Our Common Stock.

     Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Securities Exchange Act of 1934 defines a penny stock as an equity security that is not, among other things: (a) a reported security (i.e., listed on certain national securities exchanges); (b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange;
(c) a security listed on the NASDAQ National Market System; (d) a security of an issuer that meets certain minimum certified financial requirements (net tangible assets in excess of $2,000,000 (if the issuer has been continuously operating for more than three years) or $5,000,000 (if the issuer has been continuously operating for less than three years), or average revenue of at least $6,000,000 for the last three years); or (e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. As we currently do not meet any of these items, our common stock falls within the definition of a penny stock.

     Before brokers and/or dealers may effect a penny stock transaction, they are required by the Act to provide investors with written disclosure documents containing information on various aspects of markets for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker/dealer and associated person compensation). Subsequent to the transaction, the broker is required to deliver monthly or quarterly statements containing specific information about the penny stock. Because our common stock does not satisfy any of the penny stock exceptions, and it is not expected to in the near future, these added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell our common stock in the secondary market, if any develops. You should seek outside advice before buying any stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis and Results of Operations," "Business" and elsewhere in this Prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our, or our industry's, actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include those listed under "Risk Factors" and elsewhere in this Prospectus.

     This Prospectus should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein. Except for historical information contained herein, certain statements herein are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform such statements to actual results.

                                 USE OF PROCEEDS

     The proceeds of the offering, after the release to us of an amount equal to 10% (up to an aggregate of $90,000 if the maximum number of shares is sold), will remain deposited in an escrow account pending consummation of an acquisition satisfying Rule 419, including reconfirmation by investors and delivery to investors of a Reoffer Prospectus or the lapse of 18 months from the date of this Prospectus. Consequently, after delivery to us of 10% of the proceeds, as permitted by Rule 419, the net amount to be maintained in escrow is $90,000 if the maximum number of shares is sold, plus any interest earned or dividends paid thereon. We will use 10% of the proceeds released to pay for expenses with respect to the preparation of this prospectus.

     We intend to apply the deposited funds, if and when available, to pay the costs and expenses incurred in attempting to effect a business combination, including selecting and evaluating business entities, structuring and consummating a business combination and preparing and filing a post-effective amendment detailing the reconfirmation offer pursuant to Rule 419. Rule 419 requires that the fair market value of any acquired business be equal to at least 80% of the maximum offering proceeds.

                        MARKET PRICE FOR OUR COMMON STOCK

     Our common stock has never been traded or quoted over-the-counter or on any other exchange and there has never been a trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this Prospectus or while the deposited securities remain in Escrow. The deposited securities under this offering will remain in Escrow until, among other things, our consummation of a business combination which satisfies the requirements of Rule 419. There can be no assurance that a trading market will develop even if a business combination is consummated and the deposited securities from Escrow are subsequently released.

                                    BUSINESS

     We were  incorporated  in  Texas  on  October  21,  1996,  under  the  name
C.A.T.-N-K., Inc. Our initial business plan and operations consisted of the development of an Internet travel website. As we did not generate any revenues from our inception through 1998, we discontinued our sales efforts at that time.

     Our main business focus is to engage in a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition with a business entity which has not been identified. Other than general corporate activities, including the negotiation and consummation of a business combination, we will not engage in any substantive commercial business until such time as we have effected a business combination.

     We have not yet identified a prospective acquired business. Because this offering and our merger and acquisition goals form the basis of our operations, our adherence to and satisfaction of the restrictions applicable to blank check offerings is essential to our business. These restrictions may make raising funds in this offering difficult and may make locating an entity with which to merge or acquire also more difficult. However, if we are successful in raising funds in this offering consistent with Rule 419, we believe we can effect a merger or acquisition with a business entity.

Office Facilities

     The nominal amount of office space required by our current state of operations is located at 223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104 and is provided rent-free by our president. We do not own or lease any property.

     In the event a merger or acquisition is effected, which cannot be assured, we expect to relocate to the office of the acquired business, which may have leased and/or owned office space. Such office space may be subject to various types of ownership limitations, such as mortgages or liens.

Employees

     We currently have no employees. In the event we merge with or acquire a business entity, any such acquired business may or may not have its own employees.

            MANAGEMENT'S DISCUSSION & ANALYSIS & RESULTS OF OPERATION

     Our business focus is to acquire or merge with a business entity that will allow us to generate revenues and earn profit. Management's discretion is unrestricted on deciding which entity to merge with or acquire, and we may participate in any business. In seeking to attain our business objectives, we will not restrict our search to any particular industry. We may investigate businesses of any kind or nature, including those in finance, technology, manufacturing, service, research and development, communications, insurance, brokerage and transportation. Management may also seek to become involved with other development stage companies or companies that could be categorized as financially troubled. At the present time, we have not chosen the particular area of business in which we propose to engage and have not conducted any market studies with respect to any business, property or industry. We have not limited the scope of our search to a particular region, and therefore may effectuate a business combination with another business outside the United States.

     We do not intend to utilize any notices or advertisements in our search for business opportunities. We anticipate making contact with business prospects primarily through the efforts of our directors and officers, who may meet personally with management and key personnel of combination prospects, visit and inspect such prospects' facilities, assets, products and services, and undertake such further reasonable investigation as management deems appropriate, in consideration of our limited financial resources. However, all of our officers and directors are engaged full-time in other activities and therefore will devote only a minimal amount of time to our business. The lack of full-time management may have a materially adverse effect upon our business. At present, we have no employees. Even upon completion of the offering, our present intention is to avoid paying personnel except those whose services are required to satisfy Commission requirements, part-time secretarial and clerical help, and management and employees of any acquired business that we may acquire. It is contemplated that after the offering is consummated, management will spend such time in conducting our affairs as may be necessary, including, but not limited to, our efforts in connection with seeking out potential target companies and consummating a business combination. At this time, we cannot speculate as to the specific amount of time that will be spent by management in conducting our affairs.

     We will not restrict our search for a merger or acquisition candidate to those referred by our officers or directors. We anticipate that certain acquired business candidates may be brought to our attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, in the event we do, we would consider paying a finder's fee or other compensation.

     As a development stage company, we have not realized a profit for any fiscal period nor achieved profitability, and expect to continue to incur operating losses for the foreseeable future. This lack of profitability results in our inability to assure that we will achieve profitability in the future or if profitability is achieved, that it can be sustained at a level sufficient to enable us to continue our operations and expansion. We recognize that as a result of our limited financial, managerial or other resources, the number of suitable potential businesses that may otherwise be available may be extremely limited.

Evaluation Criteria

     We propose to internally analyze potential business opportunities. Management is comprised of individuals of varying business experiences, and management will rely on their own business judgment in formulating decisions as to the types of businesses that we may acquire or in which we may participate. It is possible that management will not possess business experience or expertise in the area in which a sought business entity engages.

     Management anticipates that the selection of a business entity will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of our search for an acquired business requires maximum flexibility inasmuch as we may be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among our acquisition candidates may not permit us to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the shares. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquired business, but in evaluating a prospective acquired business and determining the fair market value thereof, we will consider as many traditional business attributes as feasible.

     Although it is anticipated that locating and investigating specific business proposals will take at least several months, the time this process may take cannot be assured. However, if we don't effect a merger or acquisition within 18 months, we will have to return any proceeds we generate from this offering. The time and costs required to select and evaluate an acquired business candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.

Form and Structure of Acquisition

     The methods and forms which we may utilize to effect a business combination include, for example, various types of mergers, acquisitions, consolidations, asset purchases and may also involve third party transactions with subsidiaries.

     The likelihood of any merger or acquisition involving the issuance of our common stock is considered by management to be high. To the extent we issue shares of our common stock in connection with an acquisition, our existing shareholders will experience a dilution of their ownership interest.
Additionally, a change in our control may occur. The actual form and structure of a business combination may be also dependent upon numerous other factors pertaining to the acquired business and its stockholders as well as potential tax and accounting treatments afforded the business combination. We have no commitments as of the date of this Prospectus to issue any shares of common stock.

     If our securities are issued as part of an acquisition, we cannot predict whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. Although we believe public registration of securities will not be involved in a business combination, if registration of securities is required, substantial cost may be incurred and time delays encountered.

Management of Growth

     If we are successful in effecting a business combination, we may experience significant growth in the number of our employees and the scope of our operating and financial systems. This growth may result in new and increased responsibilities for both existing and new management personnel. Our success depends largely on the ability of our managers to operate effectively, and the ability of the management of the acquired business to maintain its current operations. There can be no assurance that our management or the acquired business' management will be sufficient to manage any future growth in our business or that we will be able to implement in whole or in part of our expansion program, and any failure to do so could have a material adverse effect on our operating results.

Cost and Expenses

     As we are unable to predict what type of acquisition candidate may be found or introduced, we cannot accurately project or give any assurance regarding management's ability to implement new business operations, control our development, operating costs and expenses. Consequently, even if we are successful in effecting a business combination (of which there can be no assurance), if management is not able to adequately control costs and expenses, such new business operations may not generate any profit or may result in operating losses.

Results of Operations

     We have not generated any revenue from operations since inception and did not engage in operations for the fiscal year ending 1999. Since the end of 1998, our primary operations have consisted of issuing shares of our common stock and preparing this prospectus. We have also been searching for a merger or acquisition candidate. Aside from our officers and directors, we do not have any full or part time employees.

     The costs and expenses and our net loss for the year ended May 31, 2000, totaled $19,856 as compared to $129 in total costs and expenses and net loss incurred for the year ended May 31, 1999. This increase is attributable to increased legal and operating expenses associated with our attempt to locate a merger or acquisition candidate.

     There were no revenues generated for the period ending March 31, 2000, or for the period ending May 31, 1999.

Capital Resources And Liquidity

     During the fiscal year ending May 31, 2000, we generated a total of $28,000 in cash flow from financing activities as compared to $1,000 during the fiscal year ending May 31, 1999. This increase is attributable to the additional issuances of our common stock for services rendered, and a note payable to David Clifton for $20,000, as discussed more fully below.

     We secured a $20,000 loan from David Clifton on January 19, 2000 pursuant to a nonrecourse promissory note bearing 10% interest per year. On January 19, 2002, the lump sum of interest and principal is due to be repaid, although we may prepay with no penalty.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

     We appointed Clyde Bailey, P.C. as our independent auditor in February 2000. We have never retained any other independent auditor or accountant.

                                   MANAGEMENT

Current Directors, Executive Officers and Key Employees.

     All of our directors serve one year terms and are reappointed annually. Our directors receive no compensation for serving or for attending meetings.

     Calvin K. Mees, age 40, has been our president and a director since our inception. He has been self-employed as a small business financial consultant since March 1996. Mr. Mees was a securities broker and account executive with Lew Lieber Baum & Company from April 1994 through March 1996, and held a Series 7 license until March 1996.

     Arlin K.  Mees, age  41, has been our director and vice president since May
12, 2000.   He has been an  account executive with Research Group of Texas since

June 1993 working as a property tax consultant. Mr. Mees is the brother of Calvin K. Mees.

     Norma A. Ballard, age 22, has been our director and secretary/treasurer since May 12, 2000. She has been self employed as a secretary/bookkeeper since May 1995. Ms. Ballard has also been a distributor of Quixtar products since May 1999.

Board of Directors

     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve for a tenure to be determined by the board of directors and until their successors have been elected and have qualified.

                             EXECUTIVE COMPENSATION

     The following tables set forth information with respect to the compensation received by our chief executive officer since inception. No compensation in excess of $100,000 has ever been awarded to, earned by, or paid to any executive officer or director during any year since our inception. Norma A. Ballard and Arlin K. Mees received 940,000 and 1,000,000 shares for agreeing to serve as officers and directors on May 12, 2000.

                            Annual Compensation

---------------------------------------------------------------------------

         Name and       Fiscal Year                               Other Annual
    Principal Position      End       Salary ($)    Bonus ($)   Compensation ($)
--------------------------------------------------------------------------------
       Calvin Mees,         1996         - 0-         - 0-          - 0-
        President
--------------------------------------------------------------------------------
       Calvin Mees,         1997         - 0-         - 0-          - 0-
        President
---------------------------------------------------------------------------
       Calvin Mees,         1998         - 0-         - 0-          - 0-
        President
---------------------------------------------------------------------------
       Calvin Mees,         1999         - 0-         - 0-          - 0-
        President
--------------------------------------------------------------------------------


                                                                 Long Term Compensation
                                                   ------------------------------------------------------
                                                             Awards                    Payouts
                                                   ------------------------------------------------------
                                               Restricted           Securities            LTIP        All Other
      Name and Principal          Fiscal          Stock             Underlying          Payouts     Compensation
           Position              Year End      Award(s)($)           Options/             ($)            ($)
                                                                      SARs(#)
------------------------------------------- -----------------------------------------------------------------------

         Calvin Mees,              1996            -0-                  -0-               -0-            -0-
           President
------------------------------------------- -----------------------------------------------------------------------
         Calvin Mees,              1997            -0-                  -0-               -0-            -0-
           President
------------------------------------------- -----------------------------------------------------------------------
         Calvin Mees,              1998            -0-                  -0-               -0-            -0-
           President
------------------------------------------- -----------------------------------------------------------------------
         Calvin Mees,              1999            -0-                  -0-               -0-            -0-
           President
------------------------------------------- -----------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Calvin K. Mees, our president and director, is the brother of Arlin K. Mees, our vice president and director.

     We secured a $20,000 loan from one of our shareholders, David Clifton, on January 19, 2000. In return for this loan we made executed a nonrecourse promissory note bearing 10% interest per year due, in one lump sum, on January 19, 2002.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we affect a merger or acquisition with an entity, we may pay a finder's fee or other consideration normally paid for referrals. No such amount has been established and is expected to be determined by us and the acquired business.

     No officer, director, or affiliate has or proposes to have any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise, although we are not precluding potential acquired businesses in which an officer, director, or affiliate may have such an interest.

     Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of our common stock held by our current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities; requiring some other form of payment to our current stockholders. It is likely that any sale of securities by our current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition of our common stock would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning ownership of each entity known to be the beneficial owner of more than five percent (5%) of our common stock, as well as the ownership of our directors and the shares held by our officers and directors as a group as of June 28, 2000. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided.

             Name and Address of           Number of Shares
               Beneficial Owner           Beneficially Owned   Percent of Class

                Calvin K. Mees
        223 East FM 1382, Suite 12720         6,000,000               75%
           Cedar Hill, Texas 75104

                Arlin K. Mees
              4727 Thunder Road               1,000,000              12.5%
             Dallas, Texas 75244

               Norma A. Ballard
              1525 Jesse Ramsey                940,000              11.75%
           Cedar Hill, Texas 75104

      Officers and Directors as a Group       7,940,000             99.25%
      ---------------------------------

                              PLAN OF DISTRIBUTION

     We will sell a maximum of 1,000,000 shares to the public on a best efforts basis. There can be no assurance that any of these shares will be sold. The gross proceeds to us will be $100,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by us, or any of our principals, to any person or firm in connection with solicitation of sales of the shares. We are paying the costs incurred in connection with the offering (see "Use of Proceeds").

     The shares may be sold or distributed from time to time by our officers and directors to purchasers directly. All shares we sell and all proceeds tendered for such shares will be deposited into an escrow account with Charter Escrow.

                            DESCRIPTION OF SECURITIES

     The following is a summary description of our capital stock and certain provisions of our Articles of Incorporation and Bylaws, copies of which are exhibits to the registration statement of which this Prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

     Our common stock has never traded or been quoted over-the-counter or on any exchange. However, we intend to have our common stock listed on the NASD OTC Bulletin Board if we are successful in effecting a business combination.

     On May 10, 2000, we filed an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 1,000 with no par value to 100,000,000 with a par value of $0.001, and authorizing 50,000,000 shares of preferred stock with a par value of $0.001.

     On May 11, 2000, we approved and adopted a six thousand-for-one (6,000-1) forward stock split of our issued and outstanding common stock.

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Record Holders

     As of June 28, 2000, there were 8,000,000 shares of common stock, par value $0.001, issued and outstanding, held of record by six (6) stockholders.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our By-laws as amended, provide that our directors or officers shall not be personally liable to C.A.T.-N-K. or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate the right of C.A.T.-N-K. and its shareholders (through shareholders' derivative suits on behalf of C.A.T.-N- K.) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, C.A.T.-N-K. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this Prospectus has been passed upon for us by Kevin S. Woltjen, P.C., Dallas, Texas.

                                     EXPERTS

     Audited financial statements of our operations appearing in this Prospectus and registration statement have been audited by Clyde Bailey, P.C., independent auditors, as indicated in their reports thereon, appearing elsewhere herein and are included in reliance upon the authority of such firm as experts in accounting and auditing in rendering the reports.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission to register the shares of our common stock to be sold by the selling stockholders. This Prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the Public Reference Room by calling the Commission at 1-800-SEC-0330, on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, system, or on the Commission's website at http://www.sec.gov. You should note that statements contained in this Prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                         TRANSFER AGENT AND ESCROW AGENT

     The transfer agent and registrar for the common stock is Signature Stock Transfer, Inc. which is located at 14675 Midway Road, Suite 221, Dallas, Texas 75244. Their phone number is (972) 788-4193.

     The escrow agent for the Rule 419 escrow account is Charter Escrow, 3300 Oak Lawn Avenue, Suite 500, P.O. Box 190669, Dallas, Texas 75219, telephone number (214) 526-8383.

                              FINANCIAL STATEMENTS

     Our audited balance sheets from inception through May 31, 2000, the related audited statements of operations, stockholders' equity and cash flows for the fiscal years ended May 31, 2000, and unaudited financial information for the first quarter ended March 31, 2000, as prepared by Clyde Bailey, P.C., are attached hereto as Pages F-1 through F-9 and incorporated herein by this reference.

                                 CAT -N- K INC.


                                  May 31, 2000








                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.

                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                            (888) 699-1287  (210) 691-2911 (fax)
                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's


Board of Directors CAT -N- K Inc.

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of CAT -N- K Inc. (Company) as of May 31, 2000 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended May 31, 2000, and from October 21, 1996 (inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2000 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has no viable operations to date and little or no tangible assets that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /s/ Clyde Bailey
                                                 Clyde Bailey P.C.
San Antonio, Texas
June 7, 2000

                                 CAT -N- K Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet

                               As of May 31, 2000


                            A S S E T S

Current Assets

     Cash                                                    460
     Prepaid Legal Fees                                    9,756

            Total Current Assets                                        10,216

            Total Assets                                         $      10,216
                                                                    ============
 L I A B I L I T I E S


Current Liabilities
     Accounts Payable                                      1,200

            Total Current Liabilities                                    1,200

Long-Term Liabilities
     Note Payable                                         20,000

            Total Long-Term Liabilities                                 20,000

            Total Liabilities                                           21,200

     Commitments and Contingencies                                           0

             S T O C K H O L D E R S ' E Q U I T Y

Preferred Stock                                                              -

Common Stock                                                             8,001

Additional Paid-in-Capital                                               1,000

Accumulated Deficit                                                    (19,985)

            Total Stockholders' Equity (Deficit)                       (10,984)

            Total Liabilities and Stockholders' Equity          $       10,216
                                                                    ============


          The accompanying notes are integral part of the consolidated financial statements.


                                           CAT -N- K Inc.
                                 (A Development Stage Enterprise)
                                      Statement of Operations



                                                     For the Year Ended           From 10/21/96
                                                           May 31,                  to May 31,
----- ---- ----------------------------- ---- --------------------------------- ------------------
                                                 2000              1999               2000
Revenues:

      Revenues                                           -               -                      -
                                               ------------       ------------          ----------
           Total Revenues                      $         -        $      -              $       -

Expenses:

      Legal Expenses                                10,245                                 10,245

      Operating Expenses                             9,611              129                 9,740
                                               ------------       ------------          ----------
           Total Expenses                           19,856              129                19,985


           Net loss from Operations           $    (19,856)       $    (129)            $ (19,985)


Provision for Income Taxes:

      Income Tax Benefit                                -                 -                    -

           Net Income (Loss)                   $   (19,856)       $    (129)            $ (19,985)

                                              =================  ==================     ===========
Basic and Diluted Earnings Per Common Share    $    (0.01)              Nil             $   (0.01)

Weighted Average number of Common Shares
      used in per share calculations              666,750                -                666,750
                                              =================  ==================     ===========








          The accompanying notes are integral part of the consolidated financial statements.


                                                  CAT -N- K Inc.
                                         (A Development Stage Enterprise)
                                         Statement of Stockholders' Equity

                                                As of May 31, 2000

                                               $0.001            Paid-In         Accumulated      Stockholders'
                                 Shares       Par Value          Capital           Deficit           Equity
------------------------------ ------------   ---------      ------------- -----------------  -----------------

   Balance, October 21,
      1996                               -    $      -      $        -      $       -          $         -

   Stock Issuance                        -    #      1           1,000           (129)                 872

   Balance, May 31, 1999             1,000           1           1,000           (129)                 872


   Stock Issued for Services     8,000,000       8,000                                               8,000

   Net Income  (Loss)                                                         (19,856)             (19,856)

   Balance May 31, 2000          8,001,000    $  8,001      $    1,000      $ (19,985)         $   (10,984)
                             =============   ==========     ==========      ==========         =============
     Retroactively Restated











          See accompanying notes to Consolidated Financial Statements.

                                                  CAT -N- K Inc.
                                         (A Development Stage Enterprise)
                                              Statement of Cash Flows

                                                As of May 31, 2000

                                                                              For the Year
                                                                                Ended                         From 10/21/96
                                                                                May 31,                        to May 31,
------------------------------------------------------------ --------------------- ----------------------- ------------------
                                                                    2000                   1999                   2000
------------------------------------------------------------ --------------------- ----------------------- ------------------

   Cash Flows from Operating Activities:

        Net Income (Loss)                                     $     (19,856)           $       (129)         $    (19,985)

        Changes in operating assets and liabilities:


                 Accounts Payable                                     1,200                      -                  1,200
                 Prepaid Legal Expenses                              (9,755)                     -                 (9,755)
                                                                 -------------         --------------        -------------
                 Total Adjustments                                   (8,555)                     -                 (8,555)

   Net Cash Used in Operating Activities                      $     (28,411)           $       (129) $            (28,540)

   Cash Flows from Investing Activities:


        Fixed Assets                                                      -                       -                     -

   Net Cash Used in Investing Activities                      $           -            $                     $          -

   Cash Flows from Financing Activities:

        Note Payable                                                 20,000                                        20,000
        Common Stock                                                  8,000                   1,000                 9,000
                                                                 -------------         --------------        -------------
   Net Cash Provided for Financing Activities                 $      28,000            $      1,000          $     29,000

   Net Increase (Decrease) in Cash                            $        (411)           $        871          $        460

   Cash Balance,  Begin Period                                          871                       -                     -

   Cash Balance,  End Period                                  $         460            $        871          $        460
                                                               ===================  =====================  ==================
   Supplemental Disclosures:

        Cash Paid for interest                                           -
        Cash Paid for income taxes                                       -
        Stock Issued for Services                             $      8,000



          The accompanying notes are integral part of the consolidated financial statements.

                                 CAT -N- K Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies

Organization

CAT -N- K Inc. ("the Company") was incorporated under the laws of the State of Texas on October 21, 1996 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Texas. The company has a total of 100,000,000 authorized shares with a par value of $.001 per share and with 3,000,000 shares issued and outstanding as of May 31, 2000. On May 10, 2000, an amendment to the Articles of Incorporation was filed with the Texas Secretary of State to increase the authorized common share to 100,000,000, authorized 50,000,000 in preferred stock, and change the par value to $.001 for both classes of stock. The Company has been inactive since inception and has little or no operating revenues and expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

                                 CAT -N- K Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)

Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Note 2  -  Common Stock

In May of 2000, a total of 8,000,000 shares of stock were issued for consulting services. The shares were valued at par value ($.001) for a total of $8,000 in consulting expense.

                                 CAT -N- K Inc.
                          Notes to Financial Statements

Note 3  -  Related Parties

Note Payable in the amount of $20,000 to David Clifton - Shareholder.

Note 4 - Going Concern

The Company has had little or no operations to date, has little or no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:

                                                            From
                                            2000             1999     Inception
                                            ----            ----      ---------

    Total Deferred Tax Assets         $       2,978      $     19      $2,998
    Less: Valuation Allowance               ( 2,978 )         (19)     (2,998)
                                      ---------------    ---------    ---------
    Net Deferred Tax Asset                        -             -
    Total Deferred Tax Liabilities                -             -
                                      ---------------    ---------    ---------

        Net Deferred Tax Liability                -             -            -
        Less Current Portion                      -             -            -
                                      ---------------    -----------  ---------

    Long-Term Portion                 $           -      $      -     $
                                      ===============    ==========  ==========

Note 6  -  Notes Payable

On January 19, 2000, a note payable was executed in the amount of $20,000 to an individual and shareholder for payment of a retainer for legal services. The note matures on January 19, 2002 and carries an interest rate of 10% payable at the maturity date.

Note 7  -  Subsequent Events

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Certain sections of the Texas Business Corporation Act provide for indemnification of our directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with us. To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses of this offering, all of which we will pay:

SEC Registration Fee                                           $    26
Blue Sky Fees and Expenses                                     $ 3,000
Accounting Fees and Expenses                                   $ 5,000
Legal Fees and Expenses                                        $25,000
Transfer Agent and Registrar Fees and Expenses                 $ 1,500
Escrow Agent Expenses                                          $   750
Miscellaneous                                                  $ 2,000

                                                      Total     $37,278

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

     On October 22,  1996,  we issued 1,000 shares of our common stock to Calvin
K. Mees pursuant to exemptions from registration, including, but not limited to, Rule 504 of Regulation D under the Securities Act of 1933. Mees tendered $1,000 to us in exchange for these shares.

     The 1,000 shares purchased by Mees now represent 6,000,000 as a result of our May 11, 2000, 6,000-to-1 forward stock split of our outstanding shares of common stock.

     On May 12, 2000, we issued the following shares of our common stock to the following individuals pursuant to exemptions from registration, including, but not limited to, Rule 504 of Regulation D under the Securities Act of 1933:

Name                  Amount of Shares Sold               Consideration

Arlin K. Mees              1,000,000           Officer and director services(1)

Norma A. Ballard             940,000           Officer and director services (1)

Wade J. Vogel                20,000            Consulting services (2)

David R. Clifton             20,000            Consulting services (2)

Tammy Hayes                  20,000            Consulting services (2)

     (1) Arlin Mees and Norma Ballard received these shares in exchange for their serving as officers and directors.

     (2) Consulting services rendered relating to our structuring, financing and investment transactions.

ITEM 27.          EXHIBITS

Number            Description

3.1           Articles of Incorporation.

3.2           By-laws.

5.1           Opinion of Legality.

10.1 Escrow Agreement dated June 7, 2000 by and between C.A.T. -N- K., Inc. and Charter Escrow Company.

10.2          Promissory Note dated January 19, 2000 between C.A.T. -N- K., Inc.
              and David Clifton.

23.1          Consent of Clyde Bailey, P.C.

23.2          Consent of Kevin S. Woltjen, P.C.

27.1          Financial Data Schedule.

ITEM 28.          UNDERTAKINGS

(A)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e):

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f):

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Hill, State of Texas, on this 26th day of June 2000.

                                                        C.A.T.-N-K., Inc.

                                                          /s/ Calvin K. Mees
                                                      By: ____________________
                                                           Calvin K. Mees
                                                           Title: President

                                POWER OF ATTORNEY

     The undersigned directors and officers of C.A.T.-N-K., Inc. hereby constitute and appoint Calvin K. Mees, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                         DATE

/s/ Calvin K. Mees
_______________________    President & Director                 June 26, 2000
Calvin K. Mees

/s/ Arlin K. Mees
_______________________    Vice President & Director            June 26, 2000
Arlin K. Mees

/s/ Norma A. Ballard
_______________________    Secretary/Treasurer & Director       June 26, 2000
Norma A. Ballard

                                INDEX TO EXHIBITS
Exhibit

Number        Description

3.1 *         Articles of Incorporation.

3.2 *         By-laws.

5.1 **        Opinion of Legality.

10.1 * Escrow Agreement executed by and between the Company and Charter Escrow Company on June 7, 2000.

23.1 *        Consent of Clyde Bailey, P.C.

23.2 **       Consent of Kevin S. Woltjen, P.C.

27.1 *        Financial Data Schedule.

*    Filed herewith

**  To be filed by Amendment